UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

MEDCO HEALTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31312	22-3461740
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Senior members of Medco Health Solutions, Inc.’s (the “Company”) management team will be making a presentation at the Barclays Capital 2011 Global Health Care Conference on Thursday, March 17, 2011 at 9:30 a.m. Eastern Time at the Loews Miami Hotel in Miami, Florida. A live audio webcast of the Company’s presentation at the conference will be available on the Company’s Investor Relations website at www.medcohealth.com/investor. A replay of the Company’s presentation will also be available on the Company’s website for one month following the presentation. The slides accompanying the presentation are attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and are incorporated herein solely for purposes of this Item 7.01 disclosure. These materials will also be available on the Company’s Investor Relations website at www.medcohealth.com/investor.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Slide Presentation for the Barclays Capital 2011 Global Health Care Conference on Thursday, March 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: March 17, 2011

By:    /s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and
Senior Vice President,
Pharmaceutical Strategies and Solutions

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation for the Barclays Capital 2011 Global Health Care Conference on Thursday, March 17, 2011